As filed with the Securities and Exchange Commission on November 15, 2017

Registration No. 333-177094

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

To

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SBT BANCORP, INC.
 (Exact name of registrant as specified in its charter)

Connecticut (State or other jurisdiction of incorporation or organization)	20-4346972 (I.R.S. Employer Identification Number)

86 Hopmeadow Street
Weatogue, Connecticut 06089
(860) 408-5493
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Martin J. Geitz
President and Chief Executive Officer
SBT Bancorp, Inc.
86 Hopmeadow Street
Weatogue, Connecticut 06089
(860) 408-5493
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Robert M. Taylor III
Day Pitney LLP
242 Trumbull Street
Hartford, Connecticut 06103
 (860) 275-0100

Approximate date of commencement of proposed sale to the public: Not applicable.  This post-effective amendment removes from registration those securities that remain unsold pursuant to this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☑

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: 

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: 

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: 

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: 

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: 

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐
Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)
Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE/DEREGISTRATION OF SECURITIES

On September 30, 2011, SBT Bancorp, Inc. (the “Company”) filed a Registration Statement on Form S-3 (Registration No. 333-177094) (the “Original Registration Statement”) under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the “SEC”).  The Original Registration Statement registered 100,000 shares of the Company’s common stock, no par value per share (the “Common Stock”), to be issued in connection with the SBT Bancorp, Inc. Dividend Reinvestment Plan.  The Company intends to file a Form 15 with the SEC to terminate the registration of its Common Stock under the Securities Exchange Act of 1934, as amended.  The Company, by filing this Post-Effective Amendment No. 1 to the Original Registration Statement, hereby terminates the effectiveness of the Original Registration Statement and removes from registration any and all securities registered but otherwise unissued under the Original Registration Statement as of the date hereof.  This filing is made in accordance with an undertaking made by the Company in Part II of the Original Registration Statement to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unissued at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Simsbury, State of Connecticut, on November 15, 2017.

SBT BANCORP, INC.
Date: November 15, 2017	By: /s/ Martin J. Geitz Martin J. Geitz President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Martin J. Geitz	President, Chief Executive Officer and Director	November 15, 2017
Martin J. Geitz	(Principal Executive Officer)

/s/ Richard J. Sudol	Senior Vice President, Chief Financial Officer and Treasurer	November 15, 2017
Richard J. Sudol	(Principal Financial Officer)

/s/ Robert J. Bogino	Director	November 15, 2017
Robert J. Bogino

/s/ James T. Fleming	Director	November 15, 2017
James T. Fleming

/s/ Gary R. Kevorkian	Director	November 15, 2017
Gary R. Kevorkian

/s/ Jerry W. Long	Director	November 15, 2017
Jerry W. Long

/s/ Nicholas B. Mason	Director	November 15, 2017
Nicholas B. Mason

/s/ Michael D. Nicastro	Director	November 15, 2017
Michael D. Nicastro

/s/ Peter C. Pabich	Director	November 15, 2017
Peter C. Pabich

/s/ David W. Sessions	Director	November 15, 2017
David W. Sessions

/s/ Ann G. Taylor	Director	November 15, 2017
Ann G. Taylor

/s/ Penny R. Woodford	Director	November 15, 2017
Penny R. Woodford